Exhibit (d)(8)(i)

AMENDMENT to INVESTMENT ADVISORY AGREEMENT

This Amendment (the “Amendment”) is made and entered into on this 30th day of October, 2012 between RBC Global Asset Management (U.S.) Inc. (the “Adviser”), a Minnesota corporation, and RBC Funds Trust, a Delaware statutory trust (the “Trust”) on behalf of its series listed on Exhibit A (each of the Series referred to herein as a “Fund” and collectively the “Funds”) and hereby amends that certain Investment Advisory Agreement (the “Agreement) dated September 1, 2011 between the Adviser and the Trust.

WHEREAS, the Adviser and the Trust have entered into the Agreement; and

WHEREAS the Adviser and the Trust desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

SECTION 1. EXHIBIT A. Exhibit A to the Agreement is hereby amended and restated, as attached.

SECTION 2. Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.		RBC FUNDS TRUST

By:	/s/ Michael Lee	By:	/s/ Kathleen A. Gorman
Name:	Michael Lee	Name:	Kathleen A. Gorman
Title:	CEO	Title:	President & CEO
Date:	10/30/12	Date:	10/30/12

EXHIBIT A

Name of Fund	Annual Fee Rate	Effective Date	Initial Term Through

RBC BlueBay Emerging Market Select Bond Fund	0.80%	September 1, 2011	October 31, 2012

RBC BlueBay Emerging Market Corporate Bond Fund	0.95%	September 1, 2011	October 31, 2012

RBC BlueBay Global High Yield Bond Fund	0.75%	September 1, 2011	October 31, 2012

RBC BlueBay Global Convertible Bond Fund	0.80%	September 1, 2011	October 31, 2012

RBC BlueBay Absolute Return Fund	0.75%	November 27, 2012	October 31, 2013